SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Soliciting Material Under Rule 14a-12
☐	Confidential, For Use of the
Commission Only (as permitted
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials

Rome Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 1, 2010

Dear Shareholder:

          You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Rome Bancorp, Inc., (“Rome Bancorp”) the holding company for The Rome Savings Bank (“Rome Savings”), which will be held on Wednesday, May 5, 2010 at 5:30 p.m., local time, at the main office of Rome Savings at 100 W. Dominick Street, Rome, New York, 13440-5810 (the “Annual Meeting”).

          The attached Notice of Annual Meeting and Proxy Statement describe the formal business that we will transact at the Annual Meeting. In addition to the formal items of business, management will report on the operations and activities of Rome Bancorp and Rome Savings and you will have an opportunity to ask questions.

          The Board of Directors of Rome Bancorp (“Board of Directors” or “Board”) has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interest of Rome Bancorp and its shareholders and unanimously recommends a vote “FOR” each of these matters.

          Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.

          On behalf of the Board of Directors and the employees of Rome Bancorp, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ Charles M. Sprock

Charles M. Sprock
Chairman, President and Chief Executive Officer

ROME BANCORP, INC.
100 W. DOMINICK STREET
ROME, NEW YORK 13440-5810

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, May 5, 2010
Time:	5:30 p.m., local time
Place:	The Rome Savings Bank 100 W. Dominick Street Rome, New York 13440-5810

          At our 2010 Annual Meeting, we will ask you to:

1.	Elect three candidates to serve as director for a three-year term to expire at the 2013 Annual Meeting;

2.	Ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	Transact any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

          You may vote at the Annual Meeting if you were a shareholder of Rome Bancorp at the close of business on March 12, 2010, the record date.

By Order of the Board of Directors,

/s/ Crystal M. Seymore

Crystal M. Seymore
Corporate Secretary

Rome, New York
April 1, 2010

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.

GENERAL INFORMATION

Why We Sent You This Proxy Statement

          We have sent you this Proxy Statement and the enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled “Voting Rights.”

          We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about April 1, 2010 to all shareholders entitled to vote. If you owned common stock of Rome Bancorp at the close of business on March 12, 2010 (the “Record Date”), you are entitled to vote at the Annual Meeting. On the Record Date, there were 6,797,819 shares of common stock outstanding.

Quorum

          A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist.

Voting Rights

          You are entitled to one vote at the Annual Meeting for each share of the common stock of Rome Bancorp that you owned as of record at the close of business on the Record Date. (The number of shares you owned as of the Record Date is listed on the enclosed proxy card.) Our Certificate of Incorporation imposes restrictions on the voting of our common stock if you beneficially own more than 10% of our outstanding common stock.

          You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. If your shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of Rome Bancorp.

          To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares “FOR” each of the proposals set forth in the Notice of the Annual Meeting.

          If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

Vote Required

•

Proposal 1: Election of Directors. The nominees for director who receive the most votes will be elected. If you do not vote for the nominees, or you indicate “withhold authority” for the nominees on your proxy card, your vote will not count “for” or “against” the nominees.

•

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to pass this proposal. If you “abstain” from voting, it will have the same effect as if your vote was not cast with respect to this proposal.

Stockbroker Voting and the Effect of Broker Non-Votes

          Under the rules of the New York Stock Exchange (“NYSE”), if your broker holds shares that you own in “street name”, your broker is required to obtain directions from you on how to vote the shares. The NYSE rules permit brokers to vote shares on certain proposals when they have not received direction from their clients. The staff of the NYSE, prior to each Annual Meeting, informs stockbrokers of those proposals on which they are entitled to vote the undirected shares. Member stockbrokers are not permitted to vote on the election of the three directors unless provided with specific instructions by their clients.

          If your stockbroker does not vote on a proposal, this will constitute a “broker non-vote.” A broker non-vote would have no effect on the outcome of the election of the directors or the ratification of the appointment of our independent registered public accounting firm. However, broker non-votes will count towards determining the number of shares present at the Annual Meeting for the purpose of establishing a quorum.”

Confidential Voting Policy

          Rome Bancorp maintains a policy of keeping shareholder votes confidential. We only let our Inspector of Election and certain employees of our independent tabulating agent examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. Our independent tabulating agent will, however, forward any written comments that you may have to management.

Revoking Your Proxy

          You may revoke your proxy at any time before it is exercised by:

•	filing with the Corporate Secretary a letter revoking the proxy;

•	submitting another signed proxy with a later date; or

•	attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

Solicitation of Proxies

          Rome Bancorp will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of Rome Bancorp and Rome Savings may solicit proxies on our behalf by:

•	mail;

•	telephone; and

•	other forms of communication.

However, none of these persons will receive any compensation for their solicitation activities in addition to their regular compensation.

          We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-K

          If you would like a copy of our Annual Report on Form 10-K and audited financials for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission (the “SEC”), we will send you one (without exhibits) free of charge. Please write to our Corporate Secretary, Crystal M. Seymore, at Rome Bancorp, Inc., 100 W. Dominick Street, Rome, New York 13440-5810. The complete Annual Report on Form 10-K is available on the SEC’s website at www.sec.gov.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to Be Held on May 5, 2010

          This Proxy Statement, the Annual Report to Shareholders, and the Annual Report on Form 10-K for the year ended December 31, 2009, are available at www.cfpproxy.com/5806, together with any amendments to any of these materials that are required to be furnished to shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of Rome Bancorp

          The following table shows certain information for persons who we know “beneficially owned” 5% or more of our common stock as of December 31, 2009. In general, beneficial ownership includes those shares over which a person has voting or investment power. In this proxy statement, “voting power” is the power to vote or direct the voting of shares, and “investment power” includes the power to dispose or direct the disposition of shares. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days (such as through the exercise of stock options) after December 31, 2009. We obtained the information provided in the following table from filings with the SEC and with Rome Bancorp.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent(1)

Employee Stock Ownership Plan Trust of Rome Bancorp, Inc. 100 West Dominick Street Rome, New York 13440-5810	689,488	(2)	10.14%

Dimensional Fund Advisors LP Palisades West, Bldg. 1, 6300 Bee Cave Road Austin, Texas 78746	471,610	(3)	6.94%

Charles M. Sprock, Chairman, CEO & President Rome Bancorp, Inc. 100 W. Dominick Street Rome, New York 13440	404,183	(4)	5.94%

(1)	Percentages with respect to each person or group of persons have been calculated based upon 6,800,119 shares of Rome Bancorp common stock, the number of shares outstanding as of December 31, 2009.

(2)

The Employee Stock Ownership Plan (the “ESOP”) is administered by an ESOP Committee (“ESOP Committee”) and its assets are held in trust by a trustee (“Plan Trustee”). The number of shares listed as beneficially owned represents the entire number of shares of Rome Bancorp common stock held by RSGroup Trust Company, as Plan Trustee, as of December 31, 2009. As of December 31, 2009, 411,213 of such shares of Rome Bancorp common stock had been allocated to individual accounts established for participating employees and their beneficiaries, and 278,275 of such shares were held, unallocated, for allocation in future years. In general, participating employees and their beneficiaries have the power and authority to direct the voting of shares of Rome Bancorp common stock allocated to their individual accounts. Such allocated shares are, therefore, not included as shares over which the reporting person has sole or shared voting power. The reporting person, through the Plan Trustee, has shared voting power over unallocated Rome Bancorp common stock. Any unallocated Rome Bancorp common stock is generally required to be voted by the Plan Trustee in the same proportion as Rome Bancorp common stock which has been allocated to participants is directed to be voted. The ESOP, through the Plan Trustee (who is instructed by the ESOP Committee) shares dispositive power over all unallocated common stock held by the reporting person. The ESOP, acting through the Plan Trustee (who is instructed by the ESOP Committee) shares dispositive power over allocated Rome Bancorp common stock with participating employees and their beneficiaries, who have the right to determine whether Rome Bancorp common stock allocated to their respective accounts will be tendered in response to a tender offer but otherwise have no dispositive power. Any unallocated Rome Bancorp common stock is generally required to be tendered by the Plan Trustee in the same proportion as Rome Bancorp common stock which has been allocated to Participants is directed to be tendered. In limited circumstances, ERISA may confer upon the Plan Trustee the power and duty to control the voting and tendering of Rome Bancorp common stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights. The ESOP disclaims voting power with respect to such allocated Rome Bancorp common stock.

(3)

Based on a Schedule 13G/A dated December 31, 2009 and filed with the SEC on February 10, 2010 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP is an investment advisor to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional Fund Advisors LP possesses investment and/or voting power over the shares owned by the investment companies, the trusts and the accounts.

(4)	Details of Mr. Sprock’s beneficial ownership are detailed on the Security Ownership of Management table, which follows on page 6 of this document.

Security Ownership of Management

          The following table shows the number of shares of Rome Bancorp’s common stock beneficially owned by each director and executive officer and all directors and executive officers of Rome Bancorp as a group, as of the Record Date. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name. See “Principal Shareholders of Rome Bancorp” for a definition of “beneficial ownership.”

Name	Position with Rome Bancorp(1)	Amount and Nature of Beneficial Ownership(2)(10)	Percent of Common Stock Outstanding(3)

Bruce R. Engelbert (4)	Director	120,284	1.77%
David C. Grow (5)	Director	122,534	1.80%
Kirk B. Hinman (6)	Director	313,227	4.61%
Dale A. Laval (7)	Director	34,000	*
David C. Nolan (8)	Executive Vice President and Chief Financial Officer	179,639	2.64%
John A. Reinhardt (11)	Director	1,450	*
Charles M. Sprock (9)	Chairman, President and Chief Executive Officer	404,183	5.94%
Michael J. Valentine	Director	150,396	2.21%
All directors and executive officers as a group (8 persons)(12)		1,603,988	23.60%

*	Less than one percent of the total outstanding shares of common stock.

(1)	Titles are for both Rome Bancorp and Rome Savings.

(2)

Includes unvested restricted stock awards of 4,720 shares made to each outside director, with the exception of Mr. Reinhardt, under the Rome Bancorp, Inc. 2006 Recognition and Retention Plan. Includes unvested restricted stock awards of 23,600 and 9,440 shares awarded to Mr. Sprock and Mr. Nolan, respectively, under the Rome Bancorp, Inc. 2006 Recognition and Retention Plan. Each recipient of a restricted share award has sole voting power, but no investment power, over the common stock covered by the award. The restricted stock will vest at the rate of 20% per year on each anniversary date of the grant, with accelerated vesting upon death, disability, retirement or change in control.

(3)	Based on a total of 6,797,819 shares of Rome Bancorp’s common stock outstanding as of the Record Date.

(4)	Includes 20,403 shares held in Mr. Engelbert’s Individual Retirement and Deferred Compensation Accounts and 16,918 shares held by Mr. Engelbert’s spouse.

(5)	Includes 24,152 shares held in Mr. Grow’s Individual Retirement Account and 2,381 shares held individually by Mr. Grow’s spouse.

(6)

Includes 3,401 shares held in Mr. Hinman’s Individual Retirement Account; 107,804 shares held jointly with Mr. Hinman’s spouse; 5,401 shares held as custodian for a minor; 5,000 shares held by a trust over which Mr. Hinman exercises control; and 122,250 shares held by Rome Strip Steel Co., Inc. of which Mr. Hinman serves as President.

(7)	Includes 3,500 shares held in Mr. Laval’s Individual Retirement Account.

(8)

Includes 19,092 shares held in trust pursuant to the Employee Stock Ownership Plan that have been allocated as of December 31, 2009 over which Mr. Nolan has voting power, subject to the legal duties of the ESOP Trustee, but no investment power, except in limited circumstances.

(9)

Includes 7,885 shares held individually by Mr. Sprock’s spouse and 29,335 shares held in trust pursuant to the ESOP that have been allocated as of December 31, 2009 over which Mr. Sprock has voting power, subject to the legal duties of the ESOP trustee, but no investment power, except in limited circumstances.

(10)	Includes 17,700 shares of common stock that may be acquired by each outside director with the exception of

Mr. Reinhardt, pursuant to vested options granted to them under the Rome Bancorp, Inc. 2006 Stock Option Plan. Includes 35,400 and 88,500 shares of common stock that may be acquired by Mr. Nolan and Mr. Sprock, respectively, pursuant to vested options granted to them under the Rome Bancorp, Inc. 2006 Stock Option Plan.

(11)	Includes 750 shares held jointly with Mr. Reinhardt’s spouse and 700 shares held in Mr. Reinhardt’s spouse’s IRA.

(12)

The number of shares for all executive officers and directors as a group of eight persons includes 278,275 shares held by the ESOP Trust that have not been allocated to eligible participants as of December 31, 2009, over which certain directors and executive officers may be deemed to have shared investment power, thereby causing such directors and executive officers to be beneficial owners of such shares. Each of such directors and executive officers disclaims beneficial ownership of such shares and accordingly, such shares are not attributed to them individually. The individual participants in the ESOP have shared voting power with the ESOP Trustee.

PROPOSAL 1

ELECTION OF DIRECTORS

General

          The Board has nominated Bruce R. Engelbert, David. C. Grow and John A. Reinhardt for election as directors at the Annual Meeting. Mr. Engelbert, Mr. Grow and Mr. Reinhardt currently serve on Rome Bancorp’s Board of Directors. If you elect Mr. Engelbert, Mr. Grow and Mr. Reinhardt, each will hold office until the Annual Meeting in 2013, or until his successor has been elected.

          We know of no reason why Mr. Engelbert, Mr. Grow and Mr. Reinhardt may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason a nominee proves unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that Mr. Engelbert, Mr. Grow and Mr. Reinhardt would prove unable to serve if elected.

Nominee and Continuing Directors

Nominee	Age(1)	Term Expires	Position(s) Held with Rome Bancorp	Director Since

Bruce R. Engelbert	72	2013	Director	1982 (2)

David C. Grow	66	2013	Director	1992 (2)

John A. Reinhardt	72	2013	Director	2007

Continuing Directors

Kirk B. Hinman	58	2011	Director	1994 (2)
			Chairman, President and
Charles M. Sprock	70	2011	Chief Executive Officer	1980 (2)

Michael J. Valentine	67	2011	Director	1993 (2)

Dale A. Laval	61	2012	Director	2006

(1)	As of December 31, 2009.

(2)	Includes service as a trustee of Rome Savings prior to the formation of Rome Bancorp in 1999.

          The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.

Nominees

          Bruce R. Engelbert is a retired President of Engelbert’s Jewelers, Inc., a retail jewelry business.

          David C. Grow has been a partner at the law firm of McMahon and Grow since 1975. The firm serves as counsel to Rome Savings.

          John A. Reinhardt is a retired Executive Director of the Madison County Industrial Development Agency. In addition, Mr. Reinhardt has over thirty years experience in the financial services industry. Mr. Reinhardt was elected to the Madison County Board of Supervisors in November 2007.

Continuing Directors

          Kirk B. Hinman has served as the President of Rome Strip Steel Company, Inc. since 1989.

          Charles M. Sprock is the Chairman of the Board, President and Chief Executive Officer of Rome Savings Bank and Rome Bancorp.

          Michael J. Valentine is the Chairman and retired President of Mele Manufacturing Company, Inc., which manufactures and imports products in the jewel case, stationery, custom packaging and sports flooring businesses.

          Dale A. Laval is the retired Chairman of Independent Audit Associates, Inc. (“IAA”), a regional outsource company specializing in financial institution internal audit and loan review. Mr. Laval has over thirty-seven years experience in the financial services industry.

Shareholder Communications with our Board of Directors

          Shareholders may contact Rome Bancorp’s Board of Directors by contacting Crystal M. Seymore, Corporate Secretary, Rome Bancorp, Inc., 100 W. Dominick Street, Rome, New York, 13440-5810. All comments will be forwarded directly to the Board of Directors.

          It is the policy of Rome Bancorp that all directors and nominees should attend the Annual Meeting. At the 2009 Annual Meeting, all members of the Board of Directors were in attendance.

The Board of Directors unanimously recommends a vote “FOR” all of the nominees for election as directors.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

          Rome Bancorp’s Board of Directors currently consists of seven members. Rome Bancorp’s Certificate of Incorporation provides that the Board shall be divided into three classes, as nearly equal in number as possible.

          The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of Rome Bancorp. Rome Bancorp’s executive officers and management oversee the day-to-day operations of Rome Bancorp. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

          The Board of Directors held 12 meetings during the fiscal year ended December 31, 2009. Each incumbent director attended at least 75% of the meetings of the Board of Directors.

Committees of the Board

          The Board of Directors of Rome Bancorp has established the following committees:

          Executive Committee. The Executive Committee exercises the powers of the Board of Directors between Board meetings. It approves loans within Rome Savings’ authority and reviews the loan portfolio. Directors Grow, Reinhardt, Sprock and Valentine currently serve as members of the committee. Mr. Sprock is the Chairman of the Committee. The Executive Committee met twelve times in the 2009 fiscal year.

          Management Committee. The Management Committee assesses the structure of the management team and the overall performance of Rome Bancorp and Rome Savings. The Committee oversees executive compensation by approving salary increases and reviews general personnel matters such as staff performance evaluations. Directors Engelbert, Hinman and Valentine serve on the committee. Mr. Valentine is the Chairman of the Committee. All members of the Management Committee are independent directors as defined in The Nasdaq Stock Market listing standards. The Management Committee met two times in the 2009 fiscal year.

          Audit Committee. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our independent auditors and reports any substantive issues found during the audit to the Board. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The Committee also reviews and approves all transactions with affiliated parties. The Audit Committee is chaired by Director Hinman, with Directors Engelbert and Valentine as members. The Board of Directors of Rome Bancorp adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this proxy statement. All members of the Audit Committee are independent directors as defined in The Nasdaq Stock Market listing standards and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. Rome Bancorp believes that Director Hinman qualifies as an “audit committee financial expert,” as that term is defined by applicable SEC regulations, and the Board of Directors has designated him as such. The committee met four times in the 2009 fiscal year.

          Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee meets to recommend the nomination of Directors to the full Board to fill the terms for the upcoming year or to fill vacancies during a term. The Nominating and Corporate Governance Committee will consider recommendations from shareholders if submitted in a timely manner in accordance with the procedures established in the bylaws and will apply the same criteria to all persons being considered. Directors Engelbert, Grow, Laval and Reinhardt currently serve on the Committee with Director Engelbert serving as Chairman of the Committee. All members of the Nominating and Corporate Governance Committee are independent directors as defined in The Nasdaq Stock Market listing standards. The Nominating and Corporate Governance Committee met one time during the 2009 fiscal year. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which was attached as Appendix B to the proxy statement filed by Rome Bancorp on March 30, 2007.

          In accordance with our bylaws, recommendations or nominations of individuals for election to the Board at an annual meeting of shareholders may be made by any shareholder of record of Rome Bancorp entitled to vote for the election of directors at such meeting who provides timely notice in writing to the secretary. With respect to an election of directors to be held at an annual meeting of shareholders, to be timely, a shareholders notice must be delivered to or received by the secretary not later than sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year’s annual meeting, or ninety (90) days in advance of the meeting if the meeting is to be held on or after the anniversary of the previous year’s annual meeting. With respect to an election to be held at an annual meeting of shareholders held at another time, or at a special meeting of shareholders for the election of directors, a shareholder’s notice must be received by the secretary by the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. The shareholder’s notice to the secretary must set forth certain information regarding the proposed nominee and the shareholder making such recommendation or nomination. If a nomination is not properly brought before the meeting in accordance with Rome Bancorp’s bylaws, the chairperson of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about Rome Bancorp’s director nomination requirements, please see Rome Bancorp’s bylaws.

          It is the policy of the Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. Shareholder nominees are analyzed by the Committee in the same manner as nominees that are identified by the Committee. Rome Bancorp does not pay a fee to any third party to identify or evaluate nominees.

          Bruce R Engelbert, David C. Grow and John A. Reinhardt were nominated by the non-management, independent directors that comprise the Nominating and Corporate Governance Committee. As of the date of this Proxy Statement, the Nominating and Corporate Governance Committee had not received any shareholder recommendations for nominees in connection with the 2010 Annual Meeting.

Audit Committee Report

          The following Report of Rome Bancorp’s Audit Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Exchange Act.

          Rome Bancorp’s Audit Committee has reviewed and discussed the audited financial statements of Rome Bancorp for the fiscal year ended December 31, 2009 with management and Crowe Horwath LLP, Rome Bancorp’s independent registered public accounting firm. Rome Bancorp’s Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee) with Crowe Horwath LLP.

          The Audit Committee has received the written disclosures and the letter from Crowe Horwath LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed Crowe Horwath LLP’s independence with respect to Rome Bancorp with Crowe Horwath LLP.

          Based on the review and discussions referred to in this Audit Committee Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Rome Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

ROME BANCORP, INC. AUDIT COMMITTEE

Kirk B. Hinman, Chairman Bruce R. Engelbert Michael J. Valentine

Principal Accountant Fees and Services

          During the fiscal years ended December 31, 2009 and December 31, 2008, Rome Bancorp retained and paid Crowe Horwath LLP, its independent registered public accounting firm, to provide audit and other services. The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the years ended December 31, 2009 and 2008 and fees billed for other services during those periods by our independent registered public accounting firm.

	Audit Fees
	2009	2008

Audit fees (1)	$160,000	$189,250
Audit related-fees (2)	—	2,750
Tax fees (3)	19,100	25,340
All other fees (4)	—	2,991

Total	$179,100	$220,331

(1)

Audit fees consisted of audit work performed in the preparation of financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits.

(2)

Audit related fees consist of fees for services that are reasonably related to the performance of the audit of the consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to the issuance of consents issued for inclusions of the audited financial statements in 10-K filings.

(3)	Tax fees consisted of assistance with matters related to tax compliance and consulting.

(4)	All other fees for the year 2008 consisted of proprietary software maintenance fees.

Audit Committee Preapproval Policy

          The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for Rome Bancorp by its independent registered public accounting firm, subject to the de minimis exception for non-audit services described below which are approved by the Committee prior to completion of the audit.

Exception. The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

•

the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by Rome Bancorp to its independent registered public accounting firm during the fiscal year in which the services are provided;

•	such services were not recognized by Rome Bancorp at the time of the engagement to be non-audit services; and

•	such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

          Delegation. The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

          The Audit Committee preapproved all of the services performed by Crowe Horwath LLP pursuant to the policies outlined above.

Executive Officers Who Are Not Directors

          The following individuals are executive officers of Rome Bancorp and Rome Savings and hold the offices following their names. Biographical information and the business experience of each non-director executive officer of Rome Bancorp and Rome Savings is set forth below.

          David C. Nolan, age 56, was named Executive Vice-President and Chief Financial Officer of Rome Bancorp in January of 2006. Prior to being named Executive Vice-President he served as Treasurer and Chief Financial Officer of Rome Bancorp since its inception and Rome Savings since 1984.

          The Board of Directors annually elects the executive officers of Rome Bancorp. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors.

Compensation Committee

          Compensation Decision-Making Policies and Procedures. Rome Bancorp bylaws require that executive and other officer compensation be set by the Board of Directors or a board committee to which decision-making authority has been delegated. As a Nasdaq Stock Market-listed company, Rome Bancorp must observe governance standards that require executive officer compensation decisions to be made by the independent director members of the Board of Directors or by a committee of independent directors. Consistent with these requirements, Rome Bancorp’s Board has established the Management Committee (“Compensation Committee”). The Compensation Committee consists of three non-employee directors: Directors Valentine (Chairman), Hinman and Engelbert.

          The Compensation Committee has been delegated authority from the Board to oversee compensation of executive and other officers by approving compensation levels and by reviewing general personnel matters such as performance evaluations. The Compensation Committee has established a compensation program and adopted a formal charter in February, 2007. The compensation program consists of three components: (1) base salary; (2) bonuses; and (3) long-term incentives (e.g., stock options, restricted stock, deferred compensation, and fringe benefits).

          The Compensation Committee considers the expectations of the Chief Executive Officer with respect to his own compensation and his recommendations with respect to the compensation of more junior executive and other officers, as well as empirical data and the recommendations of advisors. The Compensation Committee does not delegate its duties to others.

          Compensation Committee Mandates and Responsibilities. The Compensation Committee’s mandates are to:

1.	Assist the Board of Directors in fulfilling its fiduciary responsibilities with respect to the oversight of Rome Bancorp’s human resources and non-executive compensation plans, policies and programs;

2.	Assist the independent members of the Board in fulfilling their fiduciary responsibilities with respect to the oversight of the executive compensation plans, policies, programs and benefits;

3.	Develop and maintain compensation and benefit programs that are designed to:

• Reward high performance, promote accountability and adherence to Rome Bancorp’s mission and values;

• Align employee interests with the interests of Rome Bancorp’s shareholders; and

• Attract, develop and retain talented leadership to serve the long-term best interests of Rome Bancorp;

4.	Monitor the administration of the Rome Bancorp’s qualified and non-qualified benefit plans; and

5.	Produce the annual report on executive compensation to be included as part of the Rome Bancorp’s annual proxy statement.

          Compensation Committee Interlocks. During 2009, none of Rome Bancorp’s executive officers served as a director or member of the compensation committee (or equivalent body) of another entity where a director or member of Rome Bancorp’s Compensation Committee served as an executive officer or director.

Director Compensation

          Meeting Fees. Each non-employee director of Rome Bancorp receives an annual retainer equal to $8,000. In addition, the non-employee Chairmen of the Audit and Management Committees receive annual retainers of $5,000 and $2,000, respectively. Other non-employee members of the Audit Committee also receive an annual retainer of $2,500. Employee directors of Rome Bancorp do not receive fees for attendance at Board of Directors or committee meetings. Each non-employee director receives the following fees:

•	fee of $800 per Board of Directors meeting attended;

•	fee of $375 per Executive Committee meeting attended;

•	fee of $325 per committee meeting attended for all other committees; and

•	fee of $275 per conference attended.

          Total directors’ meeting and committee fees for fiscal 2009 were $180,200. Directors are also entitled to the protection of certain indemnification provisions in our Certificate of Incorporation and bylaws.

          Deferred Compensation Plan, Recognition and Retention Plans and Stock Option Plans. In addition, our directors are eligible to participate in Directors’ Deferred Compensation Plan of Rome Bancorp, Inc. as well as each of the two Stock Option Plans and Recognition and Retention Plans maintained by Rome Bancorp. These benefit plans are discussed under “Benefit Plans,” “Deferred Compensation Plan,” “Stock Option Plans” and “Recognition and Retention Plans.”

          The following table sets forth information regarding compensation earned by the non-employee directors of Rome Bancorp, Inc. during the last fiscal year.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)

Bruce R. Engelbert	26,945	30,302	9,986	67,233
David C. Grow	23,373	30,302	9,986	63,661
Kirk B. Hinman	30,175	30,302	9,986	70,463
Dale A. Laval	19,045	30,302	9,986	59,333
John A. Reinhardt	24,450	—	—	24,450
Michael J. Valentine	36,800	30,302	9,986	77,088

(1)	Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the fiscal year, whether such fees were paid currently or deferred.

(2)

Represents the compensation cost recognized for the fiscal year in connection with restricted stock of Rome Bancorp granted to the director, regardless of the year in which granted and calculated in accordance with FAS 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please refer to the footnotes to the audited financial statements, included in the 2009 Annual Report on Form 10-K. This amount does not reflect the value of dividends paid on unvested restricted stock. The total number of unvested restricted stock awards outstanding to each non-employee director at December 31, 2009 was: Director Engelbert, 4,720; Director Grow, 4,720; Director Hinman, 4,720; Director Laval, 4,720; Director Reinhardt, 0; Director Valentine, 4,720.

(3)

Represents the compensation cost recognized for the fiscal year for options to purchase shares of Rome Bancorp common stock outstanding to the director, regardless of the year in which granted and calculated in accordance with FAS 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please refer to the footnotes to the audited financial statements, included in the 2009 Annual Report on Form 10-K. The total number of unexercised options outstanding to each non-employee director at December 31, 2009 was: Director Engelbert, 29,500; Director Grow, 29,500; Director Hinman, 29,500; Director Laval, 29,500; Director Reinhardt, 0; Director Valentine, 29,500.

Executive Compensation

          The table below sets forth the compensation of each of our named executive officers for 2009 and 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Positions	Year	Salary(1) ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Nonequity Incentive Plan Compensation(1) ($)	Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)

Charles M. Sprock,
Chairman, President
and Chief Executive	2009	275,000	0	0	0	55,000	0	77,084	407,084
Officer
	2008	275,000	0	0	0	20,000	0	92,992	387,992

David C. Nolan,
Executive Vice
President and Chief	2009	136,000	0	0	0	0	0	32,894	168,894
Financial Officer
	2008	136,000	0	0	0	0	0	41,874	177,874

(1)	The figures shown for salary and bonus represent amounts earned for the fiscal year, whether or not actually paid during such year.

(2)

Represents the compensation cost recognized for the fiscal year in connection with restricted stock of Rome Bancorp granted to the named executive officer, regardless of the year in which granted and calculated in accordance with FAS 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please refer to the audited financial statements, included in the 2009 Annual Report on Form 10-K. This amount does not reflect the value of dividends paid on unvested restricted stock, which are included in the Summary Compensation Table under the caption “All Other Compensation.” Under the provisions of FAS 123R, because Mr. Sprock and Mr. Nolan met the eligibility criteria for retirement or early retirement under the Company’s defined benefit plan, their grants were expensed in 2006, even though the awards vest ratably over a five year period.

(3)

Represents the compensation cost recognized for the fiscal year for options to purchase shares of Rome Bancorp common stock outstanding to the named executive officer, regardless of the year in which granted and calculated in accordance with FAS 123R for financial statement purposes. For more information concerning the assumptions used for these calculations, please refer to the footnotes to the audited financial statements, included in the 2009 Annual Report on Form 10-K. Under the provisions of FAS 123R, because Mr. Sprock and Mr. Nolan met the eligibility criteria for retirement or early retirement under the Company’s defined benefit plan, their grants were expensed in 2006, even though the awards vest ratably over a five year period.

(4)

Includes for each named executive officer (a) the increase (if any) for the fiscal year in the present value of the individual’s accrued benefit (whether not vested) under each tax-qualified and non-qualified actuarial or defined benefit plan calculated by comparing the present value of each individual’s accrued benefit under each such plan in accordance with Statement of Financial Accounting Standards 87 (“FAS 87”) as of the plan’s measurement date in such fiscal year to the present value of the individual’s accrued benefit as of the plan’s measurement date in the prior fiscal year.

(5)

For 2009 represents 401(k) plan contributions of $6,624 and $4,347, ESOP plan allocations of $33,614 and $23,701, interest and dividends earned on unvested RRP shares of $12,116 and $4,846 and Benefit Restoration Plan contributions of $24,730 and $0 for Mr. Sprock and Mr. Nolan, respectively. The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. We provide certain non-cash perquisites and personal benefits to Mr. Sprock that do not exceed $10,000 in the aggregate and are not included in the reported figures.

Compensation Plan

          Recognition and Retention Plans. The Rome Bancorp, Inc. 2000 Recognition and Retention Plan and the Rome Bancorp, Inc. 2006 Recognition and Retention Plan have each been adopted by our Board of Directors and approved by our shareholders. The Recognition and Retention Plans provide for the grant of restricted stock awards to certain officers, employees and non-employee directors of Rome Bancorp, Rome Savings or any affiliate approved by the administrative committee. These restricted stock awards (“Awards”) constitute a right to receive a certain number of shares of common stock of Rome Bancorp upon the Award holder’s satisfaction of certain requirements, such as completion of five years of service with Rome Bancorp, with accelerated vesting upon death, disability, retirement or change in control. As a general rule, if the Award holder fails to fulfill the requirements contained in the restricted stock award, the Award will not vest. Instead, the Award will be forfeited and canceled. The Recognition and Retention Plans are not subject to the Employee Retirement Income Security Act of 1974, as amended, and are not a tax-qualified plan under the Internal Revenue Code.

          As required by the terms of the Recognition and Retention Plans, Rome Bancorp has established a trust and contributed certain amounts of money or property as determined by the Board of Directors, in its discretion. No contributions by participants will be permitted. The trustee will invest the assets of the trust primarily in the shares of our common stock that will be used to make restricted stock awards. The trust currently holds 118,000 shares available for future awards.

          The Recognition and Retention Plans are administered by the Board, which has broad discretionary powers under the plans. The Board of Directors has the authority to suspend or terminate the plans in whole or in part at any time by giving written notice to the administrative committee, but the Recognition and Retention Plans may not be terminated while there are outstanding Awards that will vest in the future.

          Stock Option Plans. The Rome Bancorp, Inc. 2000 Stock Option Plan and the Rome Bancorp, Inc. 2006 Stock Option Plan have each been adopted by our Board of Directors and approved by our shareholders. The Option Plans provide for the grant, to certain officers, employees and outside directors of Rome Bancorp, Rome Savings or any affiliate approved by the administrative committee, of options to purchase common stock of Rome Bancorp (“Options”) at a stated price during a specified period or term. If the Option is not exercised during its term, it will expire. The Stock Option Plans currently have 359,003 options reserved that may be granted in future. The Option Plans are not subject to the Employee Retirement Income Security Act of 1974, as amended, and are not tax-qualified plans under the Internal Revenue Code.

          There were no stock-based grants made to the named executive officers in the last fiscal year.

Stock Awards and Stock Option Grants Outstanding

          The following tables set forth information regarding stock awards, stock options and similar equity compensation outstanding at December 31, 2009, whether granted in 2009 or earlier, including awards that have been transferred other than for value.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Charles M. Sprock	88,500	59,000(2)	12.84	5/24/2016	23,600(2)	187,856

David C. Nolan	35,400	23,600(2)	12.84	5/24/2016	9,440(2)	75,142

(1)	Market value is calculated on the basis of $7.96 per share, which is the closing sales price for our common stock on December 31, 2009.

(2)	Vest in 20% installments per year with first installment vesting on May 24, 2007 and each anniversary thereafter.

Pension Benefits

          Pension Plan. Rome Savings maintains a tax-qualified pension plan that covers substantially all employees who are age 21 or older and have at least one year of service. Rome Savings froze benefits under this tax-qualified pension plan as of December 2002. Rome Savings continues to maintain this plan to provide benefits to those individuals who were participants and had accrued a benefit prior to December 2002.

Other Benefits

          Employee Stock Ownership Plan. This plan is a tax-qualified plan that covers substantially all employees who have at least one year of service and are age 21 or older. Rome Bancorp has lent this plan enough money to purchase 278,275 shares that are currently unallocated.

          Although contributions to this plan are discretionary, Rome Savings intends to contribute enough money each year to make the required principal and interest payments on the loans from Rome Bancorp. The plan has pledged the shares as collateral for the loans and is holding them in a suspense account.

          The plan will release a portion of the pledged shares annually, allocating the shares released each year among the accounts of participants in proportion to their salary for the year. For example, if a participant’s salary for a year represents 1% of the total salaries of all participants for the year, the plan would allocate to that participant 1% of the shares released for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account will usually be voted in a way that mirrors the votes which participants cast for shares in their individual accounts.

          This plan may purchase additional shares in the future, and may do so using borrowed funds, cash dividends, periodic employer contributions or other cash flows.

          Benefit Restoration Plan. Rome Bancorp has also adopted a Benefit Restoration Plan for Mr. Sprock. This plan provides Mr. Sprock with the benefits that would otherwise be due to him as a participant in the 401(k) plan and the employee stock ownership plan if such benefits were not limited by certain provisions of the Internal Revenue Code. In addition, in the event Mr. Sprock retires prior to the end of the ESOP loan term, the plan will provide Mr. Sprock a benefit equal to the value of the shares of Rome Bancorp that would have been allocated to his account under the ESOP had he remained employed through the end of the ESOP loan term.

          Deferred Compensation Plan. Rome Savings has established the Deferred Compensation Plan of Rome Bancorp, Inc. for the benefit of non-employee directors. Under the Deferred Compensation Plan, each non-employee director may make an annual election to defer receipt of all or a portion of his or her director fees received from Rome Bancorp and Rome Savings. The deferred amounts are allocated to a deferral account and credited with interest at an annual rate equal to the rate on the highest yielding one-year certificate of deposit issued by Rome Savings during the year or according to the investment return of other assets as may be selected by the Board of Directors.

          The Deferred Compensation Plan is an unfunded, non-qualified plan that provides for distribution of the amounts deferred to participants or their designated beneficiaries upon the occurrence of certain events such as death, retirement, disability or termination of employment (as those terms are defined in the Deferred Compensation Plan). We have established an irrevocable “grantor trust” to hold assets for the payment of benefits under the Deferred Compensation Plan. The assets of the trust are considered to be part of the general assets of Rome Savings and will be subject to the claims of its general creditors. Earnings on the trust’s assets will be taxable to Rome Savings.

Termination and Change in Control Benefits

          Employment Agreements. Rome Bancorp and Rome Savings have each entered into an employment agreement with Charles M. Sprock to secure his services as Chairman, President and Chief Executive Officer. The employment agreement with Rome Bancorp has a three-year term that will be automatically extended on a daily basis so that the remaining term will always be three years unless written notice of non-renewal is given by the Board of Directors of Rome Bancorp or Mr. Sprock. The employment agreement with Rome Savings also has a three-year term which may be extended by the Board in the absence of an objection by Mr. Sprock for an additional year upon the anniversary date of the agreement so that the remaining unexpired term will be three years. These agreements provide for a minimum annual salary of $275,000, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. They also guarantee customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and for six years after termination.

          Rome Bancorp and Rome Savings may terminate Mr. Sprock’s employment, and he may resign, at any time with or without cause. However, in the event of termination by Rome Bancorp or Rome Savings during the term without cause, Rome Bancorp and Rome Savings will owe Mr. Sprock severance benefits generally equal to the value of the cash compensation and fringe benefits that he would have received if he had continued working for an additional three years. In particular, Mr. Sprock would be entitled to: (i) a lump sum payment equal to the present value of the amount he would have earned in salary had he continued working an additional three years, and (ii) a lump sum payment equal to the present value of the additional contributions or benefits that he would have earned under the Rome Savings pension plan, 401(k) plan, and ESOP had he continued to work an additional three years. The employment agreements also provide for the cash out of any stock options, stock appreciation rights, or restricted stock as if Mr. Sprock were fully vested at the time of his termination and the continuation of coverage under the life, health, and disability insurance plans of Rome Savings or Rome Bancorp for an additional three years. The same severance benefits would be payable if he resigns during the term following: (i) a loss of title, office or membership on the Board of Directors, (ii) a material reduction in duties, functions, or responsibilities, (iii) the involuntary relocation of Mr. Sprocks principal place of employment to a location over 50 miles in distance from Rome Savings’ principal office in Rome, New York, or (iv) any other material breach of contract by Rome Bancorp that is not cured within 30 days. Mr. Sprock may resign for any reason following a change in control and collect severance benefits as if he had been discharged without cause. The employment agreements also provide certain uninsured death and disability benefits.

          Under the employment agreements, Mr. Sprock has agreed that in the event his employment terminates, either voluntarily or involuntarily, under circumstances in which he is not entitled to severance benefits, he will not compete with Rome Savings or Rome Bancorp or take a position with any of its competitors within Oneida County, New York for a period of one year following termination.

          If Rome Bancorp or Rome Savings experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments under the employment agreement might constitute an “excess parachute payment” under current federal tax laws. Any excess parachute payment would be subject to a 20% federal excise tax payable by the executive. Neither Rome Savings nor Rome Bancorp could claim a federal income tax deduction for an excess parachute payment. The employment agreement with Rome Bancorp requires Rome Bancorp to indemnify Mr. Sprock against the financial effects of such an excise tax.

          Change of Control Agreement. Rome Savings has entered into a three-year change of control agreement with Mr. David C. Nolan and into two-year change of control agreements with four other officers of Rome Savings and a one-year change in control agreement with one other officer of Rome Savings. The term of these agreements is for three years for Mr. Nolan and for one or two years for the other officers with annual one-year extensions. Generally, Rome Savings may terminate the employment of any officer covered by these agreements, with or without cause, at any time prior to a change of control without obligation for severance benefits. Rome Savings would pay severance benefits if the officer is terminated without cause within 12 months following a change of control (as such term is defined in the agreements) or if the officer resigns within 12 months after a change of control following a loss of title, office or membership on the Board of Directors, material reduction in duties, functions, compensation or responsibilities, or involuntary relocation of his or her principal place of employment to a location over 30 miles from Rome, New York. The severance benefits would generally be equal to the compensation reflected in the officer’s salary and bonus earned for the year prior to the year in which the change of control occurs multiplied by three in the case of Mr. Nolan and one or two in the case of the other officers.

          If Rome Savings or Rome Bancorp experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments under the change of control agreements might constitute an “excess parachute payment” under current federal tax laws. Any excess parachute payment would be subject to a federal excise tax payable by the officer and would be non-deductible by Rome Savings and Rome Bancorp for federal income tax purposes. The change of control agreements do not provide a tax indemnity for such amounts.

          Rome Bancorp provides additional benefits, not included in the previous tables, to the named executive officers in the event of retirement or termination of employment in certain circumstances and in the event of a change in control.

Transactions with Certain Related Persons

          Rome Savings has made loans or extended credit to its executive officers and directors and also to certain persons related to executive officers and directors. All such loans were made by Rome Savings in the ordinary course of business and were not made on more favorable terms, nor did they involve more than the normal risk of collectibility or present unfavorable features. Residential mortgage loans are made to employees who are not offered a reduced rate. The mortgage loans have the same underwriting terms that apply to non-employee borrowers. All loans made by Rome Savings to related persons and employees were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender.

          Rome Bancorp’s authority to extend credit to directors, executive officers, and 10% shareholders, as well as entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the FRB and Regulation O of the FRB thereunder. Among other things, these provisions require that extensions of credit to insiders: (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and (ii) do not exceed certain limitations on the amount of credit extended to such persons, individually and in aggregate, which limits are based, in part, on the amount of Rome Bancorp’s capital. Rome Bancorp intends that any transactions in the future between Rome Bancorp and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to Rome Bancorp than could have been obtained by it in arm’s-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of Rome Bancorp not having any interest in the transaction.

          We retain the services of the law firm of McMahon and Grow. David C. Grow, a director of Rome Bancorp and Rome Savings, is a partner of McMahon and Grow. For 2009, we paid $35,433 in legal fees to this law firm.

          All future affiliated transactions will be made or entered into on terms that are no less favorable to Rome Bancorp than those that can be obtained from an unaffiliated third party. All related party transactions are approved by the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires that Rome Bancorp’s directors, executive officers, and any person holding more than ten percent of the Rome Bancorp’s Common Stock file with the SEC reports of ownership changes, and that those such individuals furnish Rome Bancorp with copies of the reports.

          Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, Rome Bancorp believes that all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee has appointed Crowe Horwath LLP to act as the independent registered public accounting firm for Rome Bancorp for the fiscal year ending December 31, 2010, and we are asking shareholders to ratify the appointment.

          Representatives of Crowe Horwath LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Crowe Horwath LLP as Rome Bancorp’s independent registered public accounting firm.

ADDITIONAL INFORMATION

Information About Shareholder Proposals

          If you wish to submit proposals to be included in our next proxy statement for the 2011 Annual Meeting of Shareholders, we must receive them by November 30, 2010 pursuant to the proxy solicitation regulations of the SEC. SEC rules contain requirements as to which shareholder proposals must be in the Proxy Statement. Any such proposal will be subject to 17 C.F.R. 240.14a-8 of the rules and regulations promulgated by the SEC.

By Order of the Board of Directors,

/s/ Crystal M. Seymore

Crystal M. Seymore
Corporate Secretary

Rome, New York
April 1, 2010

APPENDIX A

ROME BANCORP, INC.
AUDIT COMMITTEE CHARTER

I.	STATEMENT OF POLICY

          The primary function of the Audit Committee of the Board of Directors of Rome Bancorp, Inc. (“Company”) is to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. In addition, the Audit Committee must provide assistance to the Company’s Board of Directors (the “Board”) in fulfilling its responsibilities to the Company’s shareholders and the investment community relating to the Company’s accounting and reporting practices and the quality and integrity of the Company’s financial reports. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the Board, independent auditors, internal auditors and senior management.

II.	COMPOSITION OF THE AUDIT COMMITTEE

          The Audit Committee shall consist of no fewer than three members, each of whom shall meet the criteria for independence established by the rules and regulations of the Nasdaq Stock Market listing standards and who the Board has affirmatively determined does not have a material relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment as an Audit Committee member. At least one Committee member must be an “Audit Committee financial expert,” as defined by the rules and regulations of the Securities and Exchange Commission. Audit Committee members and the Audit Committee chairman shall be appointed by the Chairman of the Board on the recommendation of the Nominating and Corporate Governance Committee. If an Audit Committee chairman is not designated or present, the members of the Audit Committee may designate a chairman by majority vote of the Audit Committee membership.

III.	MEETINGS

          The Audit Committee shall meet at least 4 times a year or more frequently as circumstances require. The Audit Committee shall maintain minutes of each meeting of the Audit Committee and shall report the actions of the Audit Committee to the Board of Directors, with such recommendations as the Audit Committee deems appropriate. The Audit Committee should also meet periodically with the internal auditor, the independent auditors and the Company’s financial management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee. In addition, the Audit Committee, or at least its chairman, should meet with the independent auditors and financial management quarterly to review the Company’s quarterly report on Form 10-Q before it is filed with the Securities and Exchange Commission and, if possible, before any public announcement of the Company’s financial results.

IV.	RESPONSIBILITIES AND DUTIES OF THE AUDIT COMMITTEE

          The primary duties and responsibilities of the Audit Committee are to oversee and monitor the Company’s financial reporting process and internal control system and review and evaluate the performance of the Company’s independent auditors and internal auditing staff. In fulfilling these duties and responsibilities, the Audit Committee shall take the following actions, in addition to performing such functions as may be assigned by law, the Company’s charter or bylaws or the Board:

1.

The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor engaged (including, resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor must report directly to the Audit Committee.

2.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditor, subject to the de minimis exception for non-audit services described below which are approved by the Committee prior to completion of the audit.

Exception: The pre-approval requirement set forth above, shall not be applicable with respect to non-audit services if:

(i)

The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the services are provided;

	(ii)	Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

(iii)

Such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee.

Delegation. The Audit Committee may delegate to one or more designated members of the Committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve activities under this subsection shall be presented to the full Audit Committee at its next scheduled meeting.

3.

The Audit Committee, in its capacity as a committee of the Board, shall determine, and the Company shall provide, funding for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisers employed by the Audit Committee, and as permitted by this Charter; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

4.

As part of the audit process, the Audit Committee shall meet with the independent auditors to discuss and decide the audit’s scope. The Audit Committee shall determine that the independent audit team engaged to perform the external audit consists of competent, experienced, financial institution auditing professionals. The Audit Committee shall also review and approve the compensation to be paid to the independent auditors.

5.

The Audit Committee shall require the independent auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the independent auditors and the Company that may affect the objectivity and independence of the independent auditors, and the Audit Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. The Audit Committee shall take, or recommend that the full Board take, appropriate action to ensure the independence of the independent auditors.

6.

The Audit Committee shall require the independent auditors to advise the Company of any fact or circumstance that might adversely affect the independent auditors’ independence or judgment with respect to the Company under applicable auditing standards, including any significant changes to the Company’s accounting principles and any items required to be communicated by the Independent Auditors to those parties charged with governance in accordance with AU 380, as amended or superceded with respect to the independent auditor’s professional communication requirements.

Those charged with governance means the person(s) with responsibility for overseeing the strategic direction of the entity and obligations related to the accountability of the entity. This includes overseeing the financial reporting process. For entities with a board of directors, this term encompasses the term board of directors or audit committee used elsewhere in generally accepted auditing standards.

7.

The Audit Committee shall require the independent auditors to advise the Company if it becomes aware that any officer or employee of the Company, or its direct or indirect subsidiaries or affiliates, is related to a partner, employee or other representative of the independent auditors, to the extent that such relationship might adversely affect the Company under applicable auditing standards.

8.

The Audit Committee shall meet with the independent auditors, with no management in attendance, to openly discuss the quality of the Company’s accounting principles as applied in its financial reporting, including issues such as (a) the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be used by the Company, (b) the clarity of the Company’s financial disclosures and (c) the degree of aggressiveness or conservatism that exists in the Company’s accounting principles and underlying estimates and other significant decisions made by the Company’s management in preparing the financial disclosure as reviewed by the independent auditors. The Audit Committee shall then meet among themselves, without operating management or the independent auditors being present, to discuss the information presented to them.

9.

The Audit Committee shall require the independent auditors, in reviewing the Company’s financial reporting and in advising the Audit Committee, to take into account the requirements imposed by, and the interpretations of, the applicable federal and state banking regulators.

10.

The Audit Committee shall meet with the independent auditors and management to review the Company’s annual report on Form 10-K and discuss any significant adjustments, management judgments and accounting estimates and any significant new accounting policies before such form is filed with the Securities and Exchange Commission.

11.

Upon the completion of the annual audit, the Audit Committee shall review the audit findings, including any comments or recommendations of the independent auditors, with the entire Board and state its recommendation to the Board as to whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

12.

The Audit Committee shall meet at least annually with the Company’s internal auditor to assure itself that the Company has a strong internal auditing function by reviewing the internal audit program and assessing (grading) risk areas along with a proper control environment that promotes accuracy and efficiency in the Company’s operations.

13.

The Audit Committee must assure itself that the internal auditor is free from operational duties, and that the internal auditor reports directly to the Board of Directors or the Audit Committee regarding any audit concerns or problems.

14.

The Audit Committee shall receive from the Company’s internal auditor a quarterly report, which includes a summary of findings from completed internal audits and a progress report on the internal audit plan, together with explanations for any deviations from the original plan.

15.

The Audit Committee shall review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

16.	The Audit Committee shall review and concur in the appointment, replacement, reassignment or dismissal of the Company’s internal auditor.

17.

The Audit Committee shall consider and review with management and the internal auditor: (a) significant findings during the year and management’s responses thereto, including the status of previous audit recommendations, (b) any difficulties encountered in the course of their audits, including any restrictions on the scope of activities or access to required information, (c) any changes required in the planned scope of the internal audit plan and (d) the internal auditing department budget and staffing.

18.

The Audit Committee shall consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices, as suggested by the independent auditors, the internal auditor or management, and the Audit Committee shall review with the independent auditors, the internal auditor and management the extent to which such changes have been implemented (to be done at an appropriate amount of time subsequent to the implementation of such changes, as decided by the Audit Committee).

19.

Inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

20.

The Audit Committee shall investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable. The Audit Committee shall have the authority to engage independent counsel and other advisers, as it deems necessary to carry out its duties.

21.	The Audit Committee shall prepare a report for inclusion in the Company’s proxy statement describing the discharge of the Audit Committee’s responsibilities.

22.	The Audit Committee shall update this Charter annually and ascertain that it is reported in the Company’s proxy statement at least once every three years.

23.	The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

24.	The Audit Committee shall establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Rome Bancorp, Inc.	REVOCABLE PROXY

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to Be Held on May 5, 2010

This Proxy Statement, the Annual Report to Shareholders, and the Annual Report on Form 10-K for the year ended December 31, 2009, are available at www.cfpproxy.com/5806, together with any amendments to any of these materials that are required to be furnished to shareholders.

This Proxy is solicited on behalf of the Board of Directors of Rome Bancorp, Inc.
for the Annual Meeting of Shareholders to be held on May 5, 2010.

          The undersigned stockholder of Rome Bancorp, Inc. hereby appoints Charles M. Sprock and Kirk B. Hinman, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Rome Bancorp, Inc. held of record by the undersigned on March 12, 2010, at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 5:30 p.m., local time, on May 5, 2010, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Annual Meeting of Shareholders and Proxy Statement, dated April 1, 2010 and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

          This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted “FOR” the election of all nominees listed in Item 1 and “FOR” the proposal listed in Item 2.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

I Will Attend Annual
The Board of Directors unanimously recommends a vote “FOR” the nominees named in Item 1 and a vote “FOR” the proposal in Item 2.					Meeting. ☐
Please Mark Your Choice Like This in Blue or Black Ink. ☒

1. Election of three candidates to serve as director for a three-year term. Nominees: David C. Grow, Bruce R. Engelbert and John A. Reinhardt.
		For		Withhold
	☐		☐

Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee’s name in the space provided:

2.	Ratification of the appointment of Crowe Horwath LLP as Rome Bancorp, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
	For	Against		Abstain
	☐	☐		☐

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement for the Annual Meeting, dated April 1, 2010.

Signature(s)

Dated:________, 2010

          Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.